                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of September 6, 1999, between UPROAR LIMITED, a corporation with registered offices at 44 Church Street, Hamilton, Bermuda HM12 (the "Company"), and KENNETH CRON, residing at 161 Feeks Lane, Lattington, New York 11560 (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

         2. Term. The Executive's employment under this Agreement shall commence on September 6, 1999 (the "Effective Date") and shall continue at-will until terminated for any or no reason, by the Executive, upon advance notice to the Company or by the Company, upon advance notice to the Executive (the date of such termination hereinafter called the "Termination Date"). Except as expressly provided herein, the Company agrees to hold the Executive harmless against any and all losses, claims, damages, expenses and liabilities incurred by the Company as a result of the termination of the Executive's employment with the Company, whether so terminated by the Executive or the Company and regardless of the reason for such termination.

         3. Position and Duties.

                  (a) During the Executive's employment hereunder, the Executive shall serve as the Chief Executive Officer of the Company and shall have such duties consistent with such office as from time to time may be reasonably prescribed by the Board of Directors of the Company (the "Board"). No later than 90 days following the Effective Date, the Executive and the Company agree that the Executive shall be nominated to serve on the Board and, subject to his election, the Executive agrees to so serve.

                  (b) During the Executive's employment hereunder, the Executive shall perform and discharge the duties that may reasonably be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

                  (c) For the period beginning on the Effective Date and ending on September 30, 1999, the Executive shall devote at least eight hours per week to the performance of his duties hereunder. For the period beginning on October 1, 1999 and ending on the Termination Date, the Executive shall perform his duties hereunder on a substantially full-time basis. Notwithstanding the foregoing, the Executive shall not be precluded from engaging in other outside business and/or investment activities, provided that such activities do not materially interfere with the Executive's performance of his duties hereunder.

                  (d) During his employment hereunder, the Executive shall be provided, at the Company's sole expense, with the exclusive services of a full-time executive assistant selected by the Executive, in his sole discretion.

         4. Consideration.

                  (a) Option Grant. On September 9, 1999, the Executive shall be granted an option for the purchase of 800,000 shares of the common stock of the Company, par value $.05 (the "Option"), on the terms and conditions set forth on the Notice of Grant and Share Option Agreement, attached hereto as Exhibit A and incorporated herein by reference, which the Company hereby represents and warrants constitutes a valid and enforceable grant of a stock option pursuant to the Uproar Ltd. Share Option/Share Issuance Plan II and III.

                  (b) Option Plans. The Executive shall be eligible to participate in the Uproar Ltd. Share Option/Share Issuance Plan II and III and such other equity-based compensation arrangements as the Company may make available to its executive employees, in accordance with the terms and conditions of such arangements as applicable to such other executive employees.

         5. Benefits.

                  (a) Medical and Health Insurance Benefits. The Company shall, at its sole expense, provide the Executive and his eligible dependents with medical, health and dental insurance coverage at least comparable to such coverage enjoyed by the Executive immediately prior to the execution of this Agreement or, at the election of the Executive, the coverage generally provided by the Company to its other executive employees.

                  (b) Split Dollar Life Insurance.

                           (1) The Company shall pay on the Executive's behalf
all premiums that become due during his employment hereunder that are required to maintain in effect a whole life insurance policy, selected by the Executive, on the Executive's life with a face value of up to $2,000,000, as determined by the Executive (the "Split Dollar Policy"); provided, however, that the Executive executes an irrevocable collateral assignment and split dollar agreement in a form prescribed by the Executive and acceptable to the Company assigning to the Company the right to recover, following the earlier of the Executive's death or the Executive's cancellation of the Split Dollar Policy, from the cash value and any death proceeds of the Split Dollar Policy, any and all amounts paid by the Company with respect to the Split Dollar Policy and otherwise setting forth the terms and conditions of maintaining this split dollar life insurance arrangement.

                           (2) Notwithstanding the foregoing, the Company shall
not be obligated to pay annual premiums in excess of $50,000 under this Section 5(b).

                  (c) Disability and Accident Insurance Benefits. The Company, at its sole expense, shall provide the Executive with long term disability insurance (providing benefit payments at least equal to $1,000,000 per year), business travel accident and accidental death and dismemberment insurance coverage.

                  (d) Other Benefits. During the Term, the Company shall provide the Executive with any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company may generally make available to its other executive employees.

         6. Reimbursement of Expenses.

                  (a) The Company shall pay or reimburse the Executive for all reasonable travel (at business class level), entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

                  (b) (1) The Company shall also pay or reimburse the Executive for any and all costs and expenses associated with the Executive's travelling between his home and the Company's offices utilizing such means and methods of transportation as the Executive shall determine, in his sole discretion.

                      (2) Notwithstanding the foregoing, the Company shall not be obligated to pay expenses under this Section 6(b) in excess of $4,166.67 per month.

                  (c) The Company shall also pay or reimburse the Executive for any and all expenses, not in excess of $20,000 per year, associated with the Executive's maintenance of an office on Long Island, New York at a location determined by the Executive.

                  (d) The Executive shall be provided with the directors and officers liability insurance coverage generally provided to officers of the Company. Notwithstanding the foregoing, the Company agrees to indemnify the Executive against all costs, damages and expenses, including attorneys' fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive's lawful acts as an employee of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by the Executive to be in the Company's best interests. Any counsel employed to defend the Executive in any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable to the Company.

         7. Vacations. The Executive shall be entitled to such vacation as the Company may generally make available to its executive employees. Unused vacation may be carried over to successive years.

         8. Excise Taxes.

                  (a) In the event that any payments made and/or benefits provided to the Executive under this Agreement (including, without limitation, pursuant to the Option and/or the Notice of Grant and Share Option Agreement attached hereto as Exhibit A) (hereinafter called the "Payments") are subject to any excise taxes, including, without limitation, excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Taxes"), the Company shall pay the Executive such additional cash payment(s) (hereinafter collectively called the "Gross Up Payment") such that the net amount that the Executive would retain after deduction and/or payment of any Excise Taxes on the Payments, and any interest and/or penalties assessed by the Internal Revenue Service with respect to the Excise Taxes, and taking into account the tax consequences of all additional cash payments made by the Company pursuant to this Section 8, shall be equal to the aggregate value of Payments. The determination of whether such Excise Taxes are payable and the amount thereof shall be based upon the opinion of counsel selected by the Executive and acceptable to the Company. Any such additional cash payment by the Company shall be paid by the Company to the Executive in one lump sum cash payment within thirty (30) days following the date such opinion of counsel is rendered. If such opinion is not accepted by the Internal Revenue Service, then the Executive shall determine and notify the Company of the appropriate adjustments in the Gross Up Payment (taking into account any and all Excise Taxes, interest, penalties and the tax consequences of all additional cash payments made by the Company pursuant to this Section 8) and the Company shall pay the Executive the difference between the final amount of the Gross Up Payment and the amount previously paid, if any, to the Executive by the Company pursuant to this
Section 8 (hereinafter called the "Adjustment Payment"). Any such Adjustment Payment shall be paid by the Company to the Executive in one lump sum cash payment within ten (10) days following such notification.

                  (b) Notwithstanding the provisions of paragraph (a) of this
Section 8, the Company shall not be obligated to make any Gross Up Payment unless:

                           (1) the counsel selected pursuant to Section 8(a)
above, and/or the Internal Revenue Service, determines that there has been a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Section 280G of the Code and the proposed regulations thereunder (each, a "Change of Control"), and

                           (2) at the time of the Change of Control (as
determined by such counsel), either:

                                    (A) the Executive is employed by the
Company, or

                                    (B) if the Executive is not employed by the
Company, his employment with the Company was not terminated for "Cause" (as hereinafter defined).

         9. Materials; Confidential Information and Documents.

                  (a) Materials. The Executive agrees that all ideas, plans and materials directly related to the online multi-user game business of the Company which are prepared by the Executive both (i) in connection with his employment hereunder, and (ii) during the period beginning on the Effective Date and ending on the Termination Date (hereinafter called the "Materials") are works-made-for-hire and are the Company's sole and exclusive property. In the event that any Materials are not copyrightable subject matter or, for any reason, are deemed not to be works-made-for-hire, the Executive hereby assigns all right, title and interest to such Materials to the Company, free of any reversionary rights or restrictions. Without limiting the foregoing, it is specifically understood and agreed that the Executive retains no ownership rights whatsoever in or to the Materials.

                  (b) Confidential Information and Documents.

                           (i) The Executive's duties hereunder will include,
among other things, representation of the Company in high-level dealings with the Company's clients, accounts, suppliers and financial institutions with which the Company does business and the authority to discuss and negotiate, on the Company's behalf, with the executives and upper management personnel of such clients, accounts, suppliers and financial institutions. These dealings, together with the Executive's other duties, will result in the Executive becoming familiar with the proprietary materials, trade secrets, financial matters, confidential requirements and resources (hereinafter, the "Confidential Information") of both the Company and its clients.

The Executive hereby agrees that he will not, either during his employment with the Company or thereafter, disclose to anyone any Confidential Information of the Company or its clients, or use such Confidential Information for his own benefit or for the benefit of anyone other than the Company (or its clients, in the case of Confidential Information of the such client), except that disclosure of such Confidential Information will be permitted: (A) to the Company and/or its affiliates and the advisors of the Company and/or its affiliates; (B) in the case of Confidential Information of any of the Company's clients, to such client and/or its affiliates and the advisors of such client and/or its affiliates; (C) if such Confidential Information has previously become available to the public through no fault of the Executive; (D) if required by any court or governmental agency or body or is otherwise required by law; (E) if necessary to establish or assert the rights of the Executive hereunder; (F) if expressly consented to in writing by the Company (or its client, in the case of Confidential Information of such client); or (G) if necessary to carry on the Company's business in the ordinary course or to perform the Executive's duties hereunder.

                           (ii) The Executive further agrees that all memoranda,
notes, records or other documents compiled by him or made available to him in connection with and during his employment hereunder concerning the Company's business or that of its clients (hereinafter called the "Confidential Documents") shall be the property of the Company. The Executive further agrees that he shall deliver to the Company all Confidential Documents in his possession or control following the termination of his employment with the Company or at any other time following the Company's written notice to do so.

                           (iii) The Executive and the Company agree that the
provisions of this Section 9(b) are of the essence to this Agreement and that the provisions of this Section 9(b) shall survive the termination of this Agreement and the Executive's employment with the Company.

         10. Restrictive Covenants.

                  (a) Noncompetition. During the Executive's employment hereunder and, in the event that the Company terminates the Executive's employment hereunder for "Cause" (as hereinafter defined) or the Executive terminates his employment hereunder without "Good Reason" (as hereinafter defined), during the one-year period commencing on the Termination Date, the Executive shall not knowingly, other than in connection with the performance of his duties hereunder:

                           (i) own, be employed by, or exercise any material
control with respect to the online multi-user games business of any person or entity, or subsidiary, subdivision, division or joint venture of such entity (other than the Company), including, without limitation, SONY Station, Gamesville, Playsite, Yahoo Games, Total Entertainment Network, Excite Games, Mpath and Sierra Online (hereinafter called "Competitive Entities").

Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to prohibit the Executive from holding a passive equity ownership interest as a limited partner in a limited partnership or of less than 2% of any class of the outstanding equity of a publicly traded entity;

                           (ii) render any services in connection with or in any
way relating to Competitive Entities;

                           (iii) solicit or encourage any of the employees of
the Company, other than the Executive's assistant described in Section 3(d) hereof, to leave the employ of the Company or to terminate or alter their contractual relationships with the Company in a way that is adverse to the interests of the Company; or

                           (iv) hire away any of the employees of the Company,
other than the Executive's assistant described in Section 3(d) hereof, to work for any new employer without the prior written consent of the Company.

                  (b) For purposes of this Agreement:

                           (i) "Cause" shall exist if, and only if, the
Executive (A) willfully and habitually fails in any material respect to perform his obligations hereunder as provided herein, provided that such Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 60 days after such notice or, if impracticable of being cured within such 60 day period, such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law and such conviction is not subject to appeal under applicable law.

                           (ii) "Good Reason" means the occurrence of any of the
following events:

                                    (A) the assignment to the Executive of any
duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company immediately after receipt of notice thereof given by the Executive;

                                    (B) a material breach by the Company of one
or more provisions of this Agreement, provided that such Good Reason shall not exist unless the

Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within 60 days after such notice or, if impracticable of being cured within such 60 day period, such longer period as may reasonably be necessary to accomplish the cure;

                                    (C) the Company requiring the Executive to
be based at any location other than within 40 miles driving distance of the Executive's home, except for requirements of reasonable temporary travel on the Companys business; and

                                    (D) the failure of the Executive to be
elected to the Board within 90 days of the Effective Date.

         11. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

         12. Arbitration. Any and all disputes, controversies or claims arising out of or relating to this Agreement, or the enforcement or breach thereof, shall be settled by arbitration conducted in the County of New York, in the State of New York, and in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") and the Supplementary Procedures for Large, Complex Disputes; provided, however, that any dispute, controversy or claim with respect to Section 9 and/or 10 may not be submitted to arbitration and shall only be submitted to a court in accordance with Section 13 for an equitable remedy; provided, however, that no breach of
Section 9 and/or 10 of this Agreement shall exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such breach and such breach shall not have been cured by the Executive within 60 days after such notice or, if impracticable of being cured within such 60 day period, such longer period as may reasonably be necessary to accomplish the cure. The arbitral tribunal shall consist of three arbitrators. The Company and the Executive shall each select and appoint one arbitrator within 30 days of initiation of the arbitration and those arbitrators shall jointly appoint a third arbitrator within 30 days of their selection and appointment. If the third arbitrator is not appointed as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules.

         Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in court in accordance with the provisions of Section 13 hereof.

         13. Consent to Jurisdiction. Subject to Section 12 hereof, the Company and the Executive irrevocably and voluntarily submit to personal jurisdiction in the State of New York and in the Federal and state courts in such state located in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company and the Executive further consent and agree that the parties hereto may be served with process in the same manner as a notice may be given under Section
16. The Company and the Executive agree that any action or proceeding instituted by one party against the other party with respect to this Agreement will be instituted exclusively in the state courts located in, and in the United States District Court for the Southern District of New York. The Company and the Executive irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

         14. Successors and Assigns.

                  (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under this Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                  (b) This Agreement shall inure to do benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

         15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any rules concerning the conflicts of laws.

         16. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal

Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 16 (a) if to the Company, to Uproar Limited, 44 Church Street Hamilton, Bermuda HM12, and (b) if to the Executive, to Kenneth Cron, 161 Feeks Lane, Lattington, New York 11560.

         17. Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to any withholding taxes, social security and other payroll deductions required under applicable law.

         18. Complete, Understanding. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

         19. Modification; Waiver.

                  (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         20. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same affect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto,.


               [The Rest of this Page is Intentionally Left Blank)

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement and the Executive has manually signed his name hereto, all as of the day and year first above written.





                                            UPROAR LIMITED




/s/  [Illegible]                            By: /s/ Michael K. Simon
----------------------------                   ------------------------------
Witness


/s/  [Illegible]                                /s/ Kenneth Cron
----------------------------                   ------------------------------
Witness                                         Kenneth Cron

                                    EXHIBIT A

                                   UPROAR LTD.
                   NOTICE OF GRANT AND SHARE OPTION AGREEMENT

         Notice is hereby given of the following option grant (the "Option") to purchase Shares of Uproar Ltd. (the "Corporation"):

         Optionee:                    Kenneth Cron
         Grant Date:                  September 9, 1999
         Vesting Commencement Date:   September 9, 1999
         Exercise Price:              US$18.85 per share
         Number of Option Shares:     800,000 Shares
         Expiration Date:             September 8, 2009
         Type of Option:              Incentive Share Option
         Vesting Schedule:

                  (a) On or after September 9, 1999, the Option is vested and exercisable for up to 200,000 Shares subject to this Option;

                  (b) On or after December 6, 1999, the Option is vested and exercisable for up to 400,000 Shares subject to this Option;

                  (c) On or after September 6, 2000, the Option is vested and exercisable for up to 600,000 Shares subject to this Option;

                  (d) On or after October 6, 2000, the Option is vested and exercisable for up to 616,667 Shares subject to this Option; and

                  (e) On or after November 6, 2000, the Option is vested and exercisable for up to 633,334 of the total number of Shares subject to this Option; and

                  (f) On or after December 6, 2000, the Option is vested and exercisable for up to 650,000 Shares subject to this Option;

                  (g) On or after January 6, 2001, the Option is vested and exercisable for up to 666,667 Shares subject to this Option;

                  (h) On or after February 6, 2001, the Option is vested and exercisable for up to 683,334 Shares subject to this Option;

                  (i) On or after March 6, 2001, the Option is vested and exercisable for up to 700,000 of the total number of Shares subject to this Option;

                  (j) On or after April 6, 2001, the Option is vested and exercisable for up to 716,667 Shares subject to this Option;

                  (k) On or after May 6, 2001, the Option is vested and exercisable for up to 733,334 of the total number of Shares subject to this Option;

                  (1) On or after June 6, 2001, the Option is vested and exercisable for up to 750,000 Shares subject to this Option;

                  (m) On or after July 6, 2001, the Option is vested and exercisable for up to 766,667 Shares subject to this Option;

                  (n) On or after August 6, 2001, the Option is vested and exercisable for up to 783,334 Shares subject to this Option; and

                  (o) On or after September 6, 2001, the Option is vested and exercisable for up to the total number of Shares subject to this Option.

Pursuant to the provisions of Clause 2 of Subsection C of Section I of Article Two of the Uproar, Ltd. 1999 Share Option/Share Issuance Plan (the "Plan") and notwithstanding anything in this Notice of Grant and Share Option Agreement or the Plan to the contrary, the Option shall be vested and exercisable for up to the total number of Shares subject to this Option effective as of the earlier to occur of (i) the date of the termination of the Optionee's employment with the Corporation, other than by reason of a termination by the Corporation for "Cause" (as such term is defined in the Employment Agreement, effective as of September 6, 1999, by and between the Optionee and the Corporation), or (ii) the date of a "Corporate Transaction" (as such term is defined in the Plan); provided that in the case of either event described in (i) and (ii) above, the Option shall remain exercisable until September 8, 2009.

Optionee understands and agrees that except as expressly provided herein, the Option is granted subject to and in accordance with the terms of the Plan and Optionee further agrees to be bound by the terms of the Plan. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Attachment A. Notwithstanding anything herein to the contrary, no suspension, termination, modification, or amendment of the Plan or this Notice of Grant and Share Option Agreement may, without the express written consent of the Optionee, adversely affect the rights of the Optionee under this Option.

No Employment or Service Contract. Nothing in this Notice of Grant and Share Option Agreement or the attached Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

DATED: September 9, 1999


                              UPROAR LTD.


                              By:     /s/ Michael K. Simon
                                      -------------------------------
                              Title:      Chairman
                                      -------------------------------

                                      /s/ Kenneth D. Cron
                                      -------------------------------
                              OPTIONEE

                              Address: 161 Feeks Lane
                                      -------------------------------

                                       Lattingtown, N.Y. 11560
                                      -------------------------------


ATTACHMENT
----------
Attachment A - 1999 Share Option/Share Issuance Plan